                                                                   Exhibit 99.1
CALYPTE
BIOMEDICAL
CORPORATION

                                                                   NEWS RELEASE

-------------------------------------------------------------------------------
5000 Hopyard Rd., Suite 480, Pleasanton, CA 94588
www.calypte.com
---------------

Company Contact:                                  Investor Relations Contact:

Dr. Richard George, President
and CEO Tim Clemensen,

(925) 730-7200                                    Rubenstein Investor
Relations

email:rgeorge@calypte.com                         Phone: 212-843-9337

                                           Email:tclemensen@rubensteinir.com

    CALYPTE BIOMEDICAL RECEIVES RAPID TEST HIV-2 PATENT LICENSE FROM BIO-RAD

PLEASANTON, CA - OCTOBER 4, 2004 - CALYPTE BIOMEDICAL CORPORATION (OTCBB: CYPT) announced today that it has entered into a worldwide, non-exclusive licensing agreement with Bio-Rad Laboratories (AMEX:BIO and BIOb) for patents relating to the Human Immunodeficiency Virus, Type 2, or HIV-2. Bio-Rad is the exclusive licensee of Institut Pasteur of Paris, France, under the HIV-2 patents. With the prevalence in the world of the HIV-2 virus, this license allows Calypte's rapid tests to diagnose a broader population of HIV-infected individuals.

"Acquiring the HIV-2 license is an important achievement for us", said Dr. Richard George, President and Chief Executive Officer of Calypte. "This license will help us reach our goal of providing comprehensive HIV rapid tests which can test for various strains of the HIV virus on a wide array of specimen types, such as urine, oral fluid, blood and plasma. This HIV-2 license is also intended to allow us to sell the test globally where the disease is not only confined to the more prevalent HIV-1 strain. We believe that our comprehensive HIV-1 and HIV-2 rapid testing platform will be essential diagnostic tools in the worldwide fight against HIV/AIDS."

Current HIV/AIDS Testing

A May 2004 report by the Global Business Coalition on HIV/AIDS (GBC), based on their estimates and that of the World Health Organization (WHO), disclosed that new infections are on the rise - and only 400,000 of the 6 million people in need of antiretroviral therapy have access to these life saving medicines. To meet the goal of the WHO's "3 by 5" Initiative to treat 3,000,000 people by the end of 2005, 500,000 people will need to be tested each day.

A conference call will be held tomorrow, October 5, 2004 at 11 am EDT to review Calypte's intellectual property status. The call can be accessed in the U.S. by dialing 866-800-8652 and outside of the U.S. by dialing 617-614-2705 and entering conference identification number 12233446. The conference call will also be webcast live at www.calypte.com. A slide presentation will accompany the webcast. An audio replay of the call will be available beginning October 6, 2004 until December 12, 2004 by dialing 888-286-8010 in the US, or 617-801-6888 from outside of the U.S. The conference identification number is 17966811. The replay will also be available on www.calypte.com .

About Calypte Biomedical:

Calypte Biomedical Corporation, headquartered in Pleasanton, California, is a healthcare company focused on the development and commercialization of diagnostic testing products for the detection of sexually transmitted diseases. Calypte specializes in novel tests such as the HIV-1 Incidence EIA as well as tests that can determine HIV antibody status without the need for blood. Calypte is engaged in developing new diagnostic test products for the rapid detection of HIV and other sexually transmitted infectious diseases. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other sexually transmitted infectious diseases may make important contributions to public health, and could increase the likelihood of treating those with undetected HIV and other sexually transmitted diseases.



Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and access funds from its existing financing arrangements that will allow it to continue its current and future operations and whether demand for its test products in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-KSB for the year ended December 31, 2003 and its subsequent filings with the SEC.

                                      # # #